UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 16, 2016, Starwood Property Trust, Inc. (the “Company”) entered into a Fifth Amended and Restated Master Repurchase and Securities Contract (the “Fifth Wells Repurchase Agreement”; and the financing facility provided thereunder, the “Wells Repurchase Facility”), with Starwood Property Mortgage Sub-2, L.L.C. (“SPM Sub-2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“SPM Sub-2-A”) and SPT CA Fundings 2, LLC (“SPT CA”), each an indirect wholly-owned subsidiary of the Company, and Wells Fargo Bank, National Association (“Wells Fargo”), which amended and restated the Fourth Amended and Restated Master Repurchase and Securities Contract, dated August 3, 2015 (the “Fourth Wells Repurchase Agreement”), among such parties. The Fifth Wells Repurchase Agreement amended the terms of the Wells Repurchase Facility as described below.  The Fifth Wells Repurchase Agreement increased the maximum financings available under the Wells Repurchase Facility from $1.60 billion to $1.80 billion, with an option to increase to $2 billion upon Wells Fargo’s consent.  Advances under the Fifth Wells Repurchase Agreement accrue interest at a per annum pricing rate equal to the sum of one-month LIBOR plus a margin of between 1.75% and 5.75% depending on the type of asset being financed. The Company also delivered a Fourth Amended and Restated Guarantee and Security Agreement (the “Fourth Wells Repurchase Guarantee”), pursuant to which the Company continues to guarantee certain of the obligations of SPM Sub-2, SPM Sub-2-A and SPT CA under the Fifth Wells Repurchase Agreement up to a maximum liability of 25% of the then currently outstanding repurchase price of CMBS Assets, and either 25% or 100% of the then-currently outstanding repurchase price of Non-CMBS Assets, depending upon the type of Non-CMBS Asset being financed.

Pursuant to the Fifth Wells Repurchase Agreement and the Fourth Wells Repurchase Guarantee, the Company and Wells Fargo amended the liquidity covenant applicable to the Company to require that cash liquidity not be less than $75 million and total liquidity (including the market value of certain commercial mortgage-backed securities and residential mortgage-backed securities other securities approved by Wells Fargo and the amount of undrawn borrowing capacity of the Company under repurchase and credit facilities) not be less than $175 million.

The foregoing description of the Fifth Wells Repurchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Wells Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1

Fifth Amended and Restated Master Repurchase and Securities Contract, dated as of September 16, 2016, by and among Starwood Property Trust, Inc., Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C., SPT CA Fundings 2, LLC and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2016	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Fifth Amended and Restated Master Repurchase and Securities Contract, dated as of September 16, 2016, by and among Starwood Property Trust, Inc., Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C., SPT CA Fundings 2, LLC and Wells Fargo Bank, National Association